LOAN AGREEMENT AND PROMISSORY NOTE

THIS LOAN AGREEMENT AND PROMISSORY NOTE (the “Note”), is made this 1st day of July, 2010, by and among Wharton Capital, LLC (hereinafter, known as “LENDER”) and SANGUINE CORP, a Corporation organized under the laws of the State of Nevada (hereinafter, known as “BORROWER”).  BORROWER and LENDER shall collectively be known herein as “the Parties”.  In determining the rights and duties of the Parties under this Loan Agreement, the entire document must be read as a whole.

PROMISSORY NOTE

FOR VALUE RECEIVED, BORROWER promises to repay to the order of LENDER, the sum of $27,500.00 dollars together with interest thereon at a rate of 7 percent (%) per annum.

ADDITIONAL LOAN TERMS

The BORROWER and LENDER, hereby further set forth their rights and obligations to one another under this Loan Agreement and Promissory Note and agree to be legal bound as follows:

A.

Principal Loan Amount $27,500.00

B.

Loan Repayment Terms.

BORROWER will make payment(s) to LENDER in three (3) separate payments according to the following schedule:

1.

$7,500.00 on or before October 1, 2010,

2.

$7,500.00 on or before November 25, 2010,

3.

$7,500.00 on or before January 15, 2011,

4.

$5000.00  on or before March 1, 2011,

5.

Final interest payment to be calculated as of final payment and due immediately thereto.

C.

Collateral.

As collateral for repayment of Loan Amount, BORROWER agrees to put forth a total of 250,000 Sanguine Corp (SGUI) common shares.  Lender understands that these shares are restricted under Rule 144 of the Securities Act of 1933.  Upon default of any of the payments as defined in paragraph “A” above, LENDER may demand release of all “Collateral Shares” to satisfy Note.

D.

Method of Loan Payment.

The BORROWER shall make all payments called for under this loan agreement by sending check or other negotiable instrument made payable to the following individual or entity at the address indicated:

Wharton Capital

15150 Dickens

Sherman Oaks, CA 91403

If LENDER gives written notice to BORROWER that a different address shall be used for making payments under this loan agreement, BORROWER shall use the new address so given by LENDER.

E.

Default.

The occurrence of any of the following events shall constitute a Default by the BORROWER of the terms of this loan agreement and promissory note:

1)

BORROWER’S failure to pay any amount due as principal or interest on the date required under this loan agreement.

2)

BORROWER seeks an order of relief under the Federal Bankruptcy laws.

3)

A federal tax lien is filed against the assets of BORROWER.

F.

Additional Provisions Regarding Default.

1)

Addressee and Address to which LENDER is to give BORROWER written notice of default:

N/A

If BORROWER gives written notice to LENDER that a different address shall be used, LENDER shall use that address for giving notice of default (or any other notice called for herein) to BORROWER.

2)

Cure of Default.  Upon default, LENDER shall give BORROWER written notice of default.  Mailing of written notice by LENDER to BORROWER via U.S. Postal Service Certified Mail shall constitute prima facie evidence of delivery.  BORROWER shall have 15 days after receipt of written notice of default from LENDER to cure said default.  In the case of default due solely to BORROWER’S failure to make timely payment as called for in this loan agreement, BORROWER may cure the default by either:  (i) making full payment of any principal and accrued interest (including interest on these amounts) whose payment to LENDER is overdue under the loan agreement and, also, the late-payment penalty described below; or (ii) release collateral to LENDER as described in paragraph B “Collateral”, above.

3)

Penalty for Late Payment.  There shall also be imposed upon BORROWER a 2% penalty for any late payment computed upon the amount of any principal and accrued interest whose payment to

LENDER is overdue under this loan agreement and for which LENDER has delivered a notice of default to BORROWER

4)

Indemnification of Attorneys Fees and Out-of-Pocket Costs.  Should any party materially breach this agreement, the non-breaching party shall be indemnified by the breaching party for its reasonable attorneys fees and out-of-pocket costs which in any way relate to, or were precipitated by, the breach of this agreement.  The term “out-of-pocket costs”, as used herein, shall not include lost profits.  A default by BORROWER which is not cured within 15 days after receiving a written notice of default from LENDER constitutes a material breach of this agreement by BORROWER.

G.

Parties That Are Not Individuals.

If any Party to this agreement is other than an individual (i.e., a corporation, a Limited Liability Company, a Partnership, or a Trust), said Party, and the individual signing on behalf of said Party, hereby represents and warrants that all steps and actions have been taken under the entity’s governing instruments to authorize the entry into this Loan Agreement.  Breach of any representation contained in this paragraph is considered a material breach of the Loan Agreement.

H.

Integration.

This Agreement, including the attachments mentioned in the body as incorporated by reference, sets forth the entire agreement between the Parties with regard to the subject matter hereof.  All prior agreements, representations and warranties, express or implied, oral or written, with respect to the subject matter hereof, are superseded by this agreement.  This is an integrated agreement.

I.

Severability.

In the event any provision of this Agreement is deemed to be void, invalid, or unenforceable, that provision shall be severed from the remainder of this Agreement so as not to cause the invalidity or unenforceability of the remainder of this Agreement.  All remaining provisions of this Agreement shall then continue in full force and effect.  If any provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope and breadth permitted by law.

J.

Modification.

Except as otherwise provided in this document, this agreement may be modified, superseded, or voided only upon the written and signed agreement of the Parties.  Further, the physical destruction or loss of this document shall not be construed as a modification or termination of the agreement contained herein.

K.

Exclusive Jurisdiction for Suit in Case of Breach.

The Parties, by entering into this agreement, submit to jurisdiction in State of Nevada for adjudication of any disputes and/or claims between the Parties under this agreement.  Furthermore, the Parties hereby agree that the courts of State of Pennsylvania shall have exclusive jurisdiction over any disputes between the parties relative to this agreement, whether said disputes sounds in contract, tort, or other areas of the law.

L.

State Law.

This Agreement shall be interpreted under, and governed by, the laws of the State of Nevada.

IN WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, BORROWER and LENDER affix their signatures hereto.

BORROWER:

LENDER

_/s/David Nelson____________

  /s/Frank Marra___________

Sanguine Corp                                                             Wharton Capital

Dated: July 1, 2010

Dated: July 1, 2010

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